Exhibit 10.3

** Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

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DATED

April 3, 2007

INVESTMENT AGREEMENT

KREATECH HOLDING B.V.

*****

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SCHEDULE 3 (DEED OF AMENDMENT)

SCHEDULE 4 (DEED OF ISSUE)

SCHEDULE 5 (MATERIAL ADVERSE EVENTS)

APPENDIX TO SCHEDULE 5 (MATERIAL ADVERSE EVENTS)

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Clause Headings	Page

SCHEDULE 6 (PRODUCTSNEW PROBES)

SCHEDULE 7 (SHAREHOLDERS AGREEMENT)

SCHEDULE S (AGREED FORM AMENDMENT TO THE SHAREHOLDERS AGREEMENT)

SCHEDULE 9 (CAPITALISATION TABLE)

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THIS AGREEMENT is made on 3RD April, 2007

BETWEEN:

1	IMMUNICON CORPORATION, a listed company duly existing under the laws of Pennsylvania, United States of America, with its registered office 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006, United States of America (hereinafter “IMMC” or the “Investor”); and

2	KREATECH HOLDING B.V., a private limited liability company incorporated under the laws of the Netherlands, having its statutory seat in Amsterdam, The Netherlands, and its offices at Vlierweg 20, 1032 LG Amsterdam, The Netherlands (the“Company”).

The parties to this Agreement are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS:

(1)	the Company is primarily engaged in the business of developing, producing and distributing medical diagnostics;

(2)	the Company requires financial support to enable it to continue its development from 2007 onwards;

(3)	IMMC is willing to supply financial support to the Company through the subscription to shares with preferential rights in its capital;

(4)	the Investor and the Company, having reached principal agreement on the terms and conditions of the proposed investment laid down in the Term Sheet attached hereto as Schedule 1, have now agreed on the terms and conditions under which the financial support will be provided, and desire to record these terms and conditions as set forth below;

(5)	[*****************************************************************] for which it receives Dl Preferred Shares (as defined below) with a share price of [*****] (the “Investment”);

(6)	[**************************************************************** **********************************;]

(7)	on 16 February 2007 the General Meeting adopted certain resolutions as recorded in the minutes of the Shareholders’ meeting attached hereto as Schedule 2;

(8)	the Investor accepts the respective obligations imposed upon it pursuant to the terms of this Agreement and, accordingly, shall execute this Agreement in evidence thereof.

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1.	In this Agreement, the following terms shall have the meaning as set forth below:

“Agreement”	this Investment Agreement, including all Schedules thereto;

“Articles of Association”	the articles of association of the Company as currently in force;

“Business Day”	a day (other than a Saturday or Sunday) when banks in Amsterdam are open for the transaction of normal business;

“Conditions Precedent”	the conditions precedent as set out in Clauses 2.1, 4.1 and 6.1;

“Deed of Amendment”	the final draft of the notarial deed of amendment of the Articles of Association attached hereto as Schedule 3;

“Deed of Issue”	the final draft of the notarial deed of issuance of Dl preferred shares to the Investor attached hereto as Schedule 4;

“Dl Preferred Shares”	the class Dl preferred shares in the capital of the Company;

“Dl Liquidation Preference”	a (liquidation) preference of one (1) time the value of the amounts paid on the Dl Preferred Shares provided that [***********************************************] the aforementioned preference will [****************] the value of the amounts paid on the Dl Preferred Shares;

“Exit”	an event as described in Clause 17.1 of the attached Shareholders Agreement;

“First Closing”	the completion of the First Tranche Investment as described in Clause 3;

“First Closing Date”	3 April 2007;

“First Tranche Investment”	the first investment by IMMC as described in Clause 3

“General Meeting”	the general meeting of Shareholders of the Company;

“Investment”	the investment referred to in recital 5 of this Agreement;

“Material Adverse Event”	each of the events described in a limitative list attached hereto as Schedule 5:

‘New Probes”	civil law notary (notnris) P.H.N. Quist of Stibbe or his substitute;

“Notary’s Bank Account”	[********************************************* *********************************************;]

“Poseidon Committee”	the committee established as soon as possible after First Closing, for specific purposes of Clause 4.l(iii) and 6.l(ii) hereof, consisting of three (3) members designated by the Company and three (3) members designated by the Investor;

“Products”	FISH-based repeat-free probes as listed in Schedule 6;

“Second Closing”	the completion of the Second Tranche Investment as described in Clause 5.1;

“Second Closing Date”	(i) the fifth Business Day following the date of fulfilment of each of the Conditions Precedent Second Closing described in Clause 4, as the case may be, the date of waiver by the Parties of any or all of such conditions, or (ii) another date as agreed upon in writing between Parties;

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“Second Tranche Investment”	the second investment by IMMC as described in Clause 5.1;

“Shareholder”	any holder of shares in the capital of the Company;

“Shareholders Agreement”	the shareholders agreement of the Company dated 30 January 2003 attached hereto as Schedule 7;

“Third Closing1’	the completion of the Third Tranche Investment as described in Clause 7.1;

“Third Closing Date”	(i) the fifth Business Day following the date of fulfilment of each of the Conditions Precedent Third Closing described in Clause 6, as the case may be, the date of waiver by the Parties of any or all of such conditions, or (ii) another date as agreed upon in writing between Parties;

“Third Tranche Investment”	the third investment by IMMC as described in Clause 7.1.

1.2.	In this Agreement, a reference to:

(i)	a statutory provision includes a reference to it as from time to time amended or reenacted and to any subordinate legislation made under or pursuant to it;

(ii)	persons includes a reference to any corporate body, unincorporated association or partnership;

(iii)	references to documents in “agreed form” shall be to documents agreed between the Parties, annexed to this Agreement and initialed for identification by the Parties;

(iv)	a Clause or Schedule, unless the context otherwise requires, is a reference to a Clause or Schedule of this Agreement.

1.3.	The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement, and references to this Agreement include the Schedules.

1.4.	The headings in this Agreement shall not affect the interpretation of this Agreement.

2.	CONDITIONS PRECEDENT FIRST CLOSING

2.1.	The First Closing is subject to the satisfaction of the following conditions precedent (opschortende voorwaarden):

(i)	the supervisory board of the Company shall have approved the Investment, the execution and performance of this Agreement and the transactions contemplated hereby, in accordance with all requirements of applicable law;

(ii)	the General Meeting shall have resolved (A) to amend the Articles of Association in such a way that Dl Preferred Shares will be created in the Articles of Association and (B) to issue Dl Preferred Shares in accordance with Clause 3.1 of this Agreement (“First Issue”);

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(iii)	all existing Shareholders shall have had, pursuant to legal and contractual requirements, the opportunity to subscribe to the proposed additional issuance of Dl Preferred Shares;

(iv)	the execution of the Deed of Amendment;

(v)	the execution of the cross license agreement as referred to in the Term Sheet (the “Cross License Agreement”);

(vi)	that to the best of Company’s knowledge on the First Closing Dale no Material Adverse Event (see Schedule 5) occurs, which was not known to IMMC or could reasonably have not been foreseen.

2.2.	The Parties shall use their best efforts to satisfy the conditions precedent in Clause 2.1 as soon as possible after the signing of this Agreement.

2.3.	The conditions precedent in Clause 2.1 can only be waived by mutual written consent of the Parties. Any waiver shall be without prejudice to any other rights or remedies such Parties may have, including the right to claim damages.

2.4.	If any of the conditions precedent in Clause 2.1 are not satisfied or waived on or before 31 April 2007 or if prior to the First Closing Date it transpires that any condition precedent in Clause 2.1 is incapable of satisfaction, this Agreement may be terminated by either the Investor or the Company as set out in Clause 13. The right to terminate this Agreement under Clause 2.1 shall not be available to the Investor or the Company if they are in breach of their/its obligations under Clause 2.2.

3.	FIRST TRANCHE INVESTMENT

3.1	Subject to the provisions of Clause 2, on the First Closing Date the following actions shall be completed by the Parties in the following order:

(i)	IMMC shall pay [**********************************************************************] by wire transfer into the Notary’s Bank Account for which it will receive 1,659,255 (in words: one million six hundred fifty nine thousand and two hundred and fifty five) Dl Preferred Shares;

(ii)	the Parties shall ensure that the Notary executes the Deed of Issue as attached to this Agreement as Schedule 4;

(iii)	following the First Issue the Notary shall register the issue of the Dl Preferred Shares in the shareholders register and deliver the register to the Company;

(iv)	upon the execution of the Deed of Issue of Dl Preferred Shares the Notary shall hold the subscription amount referred to in Clause 3.1 (i) for the sole benefit of the Company and shall transfer these amounts as soon as reasonably practicable to the following bank account designated by the Company:

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Kreatech Holding B.V.

65.33.32.203

ING Bank Noord-West

Orlyplein 73

1043 DS Amsterdam

(v)	the Parties shall execute and shall use all reasonable endeavours to ensure that the other parties to the Shareholders Agreement will execute an amendment to the Shareholders Agreement which is in agreed form and attached hereto as Schedule 8;

3.2.	If between the First Closing Date and the Second Closing Date an Exit occurs, the Investor will be entitled to the D1 Liquidation Preference in respect of the First Issue.

3.3.	After the execution of the Deed of Issue as referred to in Clause 3.1 (ii) the capitalisation of the Company shall be as reflected in the capitalisation table attached hereto as Schedule 9;

4.	CONDITIONS PRECEDENT SECOND CLOSING

4.1.	The Second Closing is subject to the satisfaction of the following conditions precedent (opschortende voorwaarden):

(i)	the General Meeting shall have resolved (A) to amend article 4 of the Articles of Association in accordance with the Deed of Amendment, (B) to authorize the management board of the Company to resolve to issue such number of Dl Preferred Shares in connection with the Second Tranche Investment and Third Tranche Investment by IMMC;

(ii)	the management board of the Company shall have resolved to issue Dl Preferred Shares to the Investor in accordance with Clause 5.1 (“Second Issue”);

(iii)	the fuilfilrnent of the delivery by the Company of a product portfolio [*****************************************************] for the United Stales market, which fulfilment is to be determined by the Poseidon Committee at its sole discretion.

4.2.	IMMC is in all reasonableness and fairness under no obligation to invest the Second Tranche if on the date of fulfilment of the Conditions Precedent Second Closing under 4.1 a Material Adverse Event (see Schedule 5) occurs, which at the signing of this Agreement was not known to IMMC or could reasonably have not been foreseen.

4.3.	The Parties shall use their best efforts to satisfy the conditions precedent in Clause 4.1 as soon as possible after the First Closing.

4.4	The conditions precedent in Clause 4.1 can only be waived by mutual written consent of the Parties. Any waiver shall be without prejudice to any other rights or remedies such Parties may have, including the right to claim damages.

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5.	SECOND TRANCHE INVESTMENT

5.1.	Subject to the provisions of Clause 4.1 and Clause 4.2, on the Second Closing Date the following actions shall be completed by the Parties in the following order:

(i)	IMMC shall pay [************************************************* **********************************] by wire transfer into the Notary’s Bank Account for which it will receive 1,659,255 (in words: one million six hundred fifty nine thousand and two hundred and fifty five) Dl Preferred Shares;

(ii)	the Parties shall ensure that the Notary executes a similar Deed of Issue as attached to this Agreement as Schedule 4;

(iii)	following the Second Issue the Notary shall register the issue of the D 1 Preferred Shares in the shareholders register and deliver the register to the Company;

(iv)	upon the execution of the Deed of Issue of Dl Preferred Shares the Notary shall hold the subscription amount referred to in Clause 5.1 (i) for the sole benefit of the Company and shall transfer these amounts as soon as reasonably practicable to the following bank account designated by the Company:

Kreatech Holding B.V.

65.33.32.203

ING Bank Noord-West

Orlyplein 73

1043 DS Amsterdam

5.2.	If between the Second Closing Date and the Third Closing Date an Exit occurs, the Investor will be entitled to the Dl Liquidation Preference in respect of the First Issue and the Second Issue.

6.	CONDITIONS PRECEDENT THIRD CLOSING

6.1.	The Third Closing is subject to the satisfaction of the following conditions precedent (opschortende voorwaarden):

(i)	the management board of the Company shall have resolved to issue D Preferred Shares to the Investor in accordance with Clause 7.1 (“Third Issue”);

(ii)	the fulfilment of the delivery by the Company of 25 New Probes (see Schedule 6), which fulfilment is to be determined by the Poseidon Committee at its sole discretion.

6.2.	IMMC is in all reasonableness and fairness under no obligation lo invest the Third Tranche if on the date of fulfilment of the Conditions Precedent Third Closing under 6.1 a Material Adverse Event (see Schedule 5) occurs, which at the signing of this Agreement was not known to IMMC or could reasonably have not been foreseen.

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6.3.	The Parties Shall use their best efforts to satisfy the conditions precedent in Clause 6.1 as soon as possible after the Second Closing.

6.4.	The conditions precedent in Clause 6.1 can only be waived by mutual written consent of the Parties. Any waiver shall be without prejudice to any other rights or remedies such Parties may have, including the right to claim damages.

7.	THIRD TRANCHE INVESTMENT

7.1	Subject to the provisions of Clause 6.1 and Clause 6.2 on the Third Closing Date the following actions shall be completed by the Parties in the following order:

(i)	IMMC shall pay [************************************************* *****************************] by wire transfer into the Notary’s Bank Account for which it will receive 1,659,255 (in words: one million six hundred fifty nine thousand and two hundred and fifty five) Dl Preferred Shares;

(ii)	the Parties shall ensure that the Notary executes a similar Deed of Issue as attached to this Agreement as Schedule 4;

(iii)	following the Third Issue the Notary shall register the issue of the Dl Preferred Shares in the shareholders register and deliver the register to the Company;

(iv)	upon the execution of the Deed of Issue of Dl Preferred Shares the Notary shall hold the subscription amount referred to in Clause 7.1 (i) for the sole benefit of the Company and shall transfer these amounts as soon as reasonably practicable to the following bank account designated by the Company:

Kreatech Holding B.V.

65.23.32.203

ING Bank Noord-West

Orlyplein 73

1043 DS Amsterdam

7.2.	If after the Third Closing Date an Exit occurs, the Investor will be entitled to the Dl Liquidation Preference in respect of the First Issue, the Second Issue and the Third Issue.

8.	ANNOUNCEMENTS

8.1.	No Party shall make any announcement in regard to this Agreement and the transactions contemplated thereby without the prior consultation of the other Parties, except that the Investor, in view of their investment activities, are allowed to list the Company as a participation in its brochures and annual accounts etcetera.

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8.2.	Each Party may make an announcement concerning this Agreement and the transactions contemplated thereby if required by:

(i)	the law of any relevant jurisdiction or EU regulations; or

(ii)	existing contractual obligations; or

(iii)	any securities exchange or regulatory or governmental body to which either Party is subject, wherever situated,

in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the Company before making such announcement.

9.	CONFIDENTIALITY

Subject to the requirements of Clause 8.2 (i) and Clause 8.2 (iii) each Party shall treat as strictly confidential all documents and information received or obtained as a result of entering into or performing this Agreement which relates to (i) the provisions of this Agreement, (ii) the negotiations relating to this Agreement, (iii) the subject matter of this Agreement and the transactions contemplated by this Agreement, or (iv) the other Parties.

10.	ASSIGNMENT

No Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent, which shall not be unreasonably withheld, of the other Parties hereto.

11.	NOTICES

11.l.	Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by air mail prepaid recorded delivery or by facsimile to the party due to receive the notice at the following addresses:

IMMC

Attn.: Mr. James G. Murphy

3401 Masons Mill Road, Suite 100

Huntingdon Valley, PA 19006, United States of America

Fax: +I 215 914 11 17

Company

Attn.: Mr. A. Altink

Vlierweg 20

1032 LG Amsterdam, The Netherlands

Fax: +31 206963531

or such other address as a Party may specify by notice in writing to the other Parties.

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11.2.	In the absence of evidence of earlier receipt, any notice or other communications shall be deemed to have been duly given:

(i)	if delivered personally, when left at the address referred to in Clause 11.1;

(ii)	if sent by air mail, six days after posting it; and

(iii)	if sent by facsimile, one hour after its dispatch when clearly received in full.

12.	COSTS AND EXPENSES

The Investor shall born its own (legal) costs and expenses incurred in relation to this Agreement and all other affiliated transactions.

13.	TERMINATION

13.1.	This Agreement may be terminated at any time before or at the First Closing Date:

(i)	by mutual written consent of the Parties;

(ii)	by notice given by the Investor or the Company (as the case may be) as set out in Clause 2.4;

13.2.	If this Agreement is terminated pursuant to Clause 13.1 all rights and obligations of the Parties under this Agreement shall end except for this Clause 13 and Clauses 9, 11 and 17, which will remain in full force and effect.

14.	RESCISSION

The Parties waive their right to rescind (ontbinden) this Agreement pursuant to Section 6:265 of the Dutch Civil Code after the First Closing.

15.	ENTIRE AGREEMENT AND WAIVER

15.1.	This Agreement and the agreements to be entered into pursuant to it constitute the entire agreement between the Parties and supersedes all prior agreements or understandings, whether in writing or orally, except as explicitly stated otherwise herein.

15.2.	No amendment to this Agreement shall be valid or effective unless in writing and executed by each Party.

15.3.	No delay or omission on the part of any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

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16.	CONTRADICTION AND SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable and which interpretation shall be as close as possible to the intent of the invalid provision.

17.	LAW AND JURISDICTION

17.1.	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

17.2.	The competent court in Amsterdam, the Netherlands shall have exclusive jurisdiction to settle any dispute in connection with this Agreement without prejudice to the right of appeal and that of appeal to the Supreme Court.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shkll be an original but all the counterparts together shall constitute one and the same instrument.

(signature page to follow)

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THUS AGREED AND SIGNED IN AMSTERDAM 3 April 2007,

IMMUNICON CORPORATION

By:	/s/ Byron D. Hewett
Title:	President & CEO

KREATECH HOLDING B.V.

By:	/s/ A. Altink
Title:	CEO